EXHIBIT 5

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA HONG KONG LONDON	LOS ANGELES NEW YORK SAN FRANCISCO SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

December 16, 2008

Equity Residential

Two North Riverside Plaza

Chicago, Illinois 60606

Re:	Equity Residential
Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Equity Residential, a Maryland real estate investment trust (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale of (i) common shares of beneficial interest, par value $0.01 per share (the “Common Shares”); (ii) preferred shares of beneficial interest, par value $0.01 per share (the “Preferred Shares”); and (iii) depositary shares representing fractional interests in Preferred Shares (the “Depositary Shares” and, together with the Common Shares, Preferred Shares, the “Securities”).

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon a copy of the Registration Statement and the exhibits filed therewith. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. We have also assumed that:

(i) between the date hereof and the date of issuance of the Common Shares (including Common Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Shares) subsequent to the date hereof, the Company will not take any other action, including, but not limited to, the issuance of additional Common Shares, which will cause the total number of Common Shares issued and outstanding on the date subsequent to the date hereof on which such Common Shares are issued, after giving

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships

Equity Residential

December 16, 2008

effect to the issuance of such Common Shares, to exceed the total number of Common Shares that the Company is authorized to issue under its declaration of trust (the “Company Charter”);

(ii) upon the issuance of any Preferred Shares (including Preferred Shares which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Shares and Preferred Shares represented by Depositary Shares), the total number of Preferred Shares issued and outstanding and the total number of issued and outstanding shares of the applicable class or series of Preferred Shares designated pursuant to the Company Charter, will not exceed the total number of Preferred Shares and the total number of shares of such class or series of Preferred Shares the Company is then authorized to issue under the Company Charter;

(iii) the issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board of Trustees of the Company or a duly authorized committee thereof (the “Board”) in accordance with and not in violation of the Maryland REIT Law, the Company Charter, the Bylaws of the Company (the “Bylaws”) and the resolutions adopted by the Board relating to the issuance of the Securities (the “Resolutions”) and reflected, to the extent applicable, in appropriate governing documents and a prospectus supplement filed with the Commission under the Securities Act and the rules and regulations thereunder (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof;

(iv) Articles Supplementary creating and designating the number of shares and terms of any class or series of Preferred Shares to be issued by the Company will be filed with and accepted for record by the State Department of Assessments and Taxation of Maryland prior to the issuance of such Preferred Shares;

(v) none of the Common Shares will be issued or transferred in violation of the provisions of Article VII of the Company Charter relating to restrictions on transfer and ownership of Common Shares or any comparable provision in the Articles Supplementary classifying any class or series of Preferred Shares;

(vi) with respect to any instrument or agreement executed or to be executed by any party, to the extent relevant to the opinions set forth herein, (i) such party (if not a natural person) has been duly formed or organized and is validly existing and in good standing under the laws of its jurisdiction of formation or organization and (ii) such party has full right, power and authority to execute, deliver and perform its obligations under each instrument or agreement to which it is a party and each such instrument or agreement has been duly authorized (if applicable), executed and delivered by, and is a valid, binding and enforceable agreement or obligation, as the case may be, of such party; and

Equity Residential

December 16, 2008

(vii) each Deposit Agreement (as defined below) will be governed by the laws of the State of New York.

Based on the foregoing, and subject to the qualifications and limitations set forth below, we are of the opinion that:

1. Upon the completion of all Corporate Proceedings relating to Securities that are Common Shares, the Common Shares will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Company Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Corporate Proceedings relating to Securities that are Preferred Shares, the Preferred Shares will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Company Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3. Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares (including applicable Corporate Proceedings related to the Preferred Shares represented thereby) and when a deposit agreement relating to such Depositary Shares (the “Deposit Agreement”) shall have been duly authorized, executed and delivered by the Company and duly executed and delivered by the depositary named in the Deposit Agreement (the “Depositary”), the Depositary Shares will be duly authorized for issuance.

The opinions in paragraph 3 above are qualified to the extent that the enforcement of the Depositary Shares and the Deposit Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting the enforcement of creditors’ rights generally and by the effect of general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

This opinion letter is limited to the laws of the State of New York and the Maryland REIT Law.

We do not find it necessary for the purposes of this opinion letter to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of any state or the District of Columbia to the sale of the Securities.

We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement and to the reference to this law firm under the caption “Legal Matters” in the prospectus included in or made a part of the Registration Statement. In giving such consent,

Equity Residential

December 16, 2008

we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules or regulations promulgated by the Commission.

Very truly yours,

/s/ Sidley Austin LLP